UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2016

Eagle Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36306	20-8179278
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

50 Tice Boulevard, Suite 315 Woodcliff Lake, NJ	07677
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 326-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Base Salaries of Named Executive Officers

On January 3, 2016, the board of directors of Eagle Pharmaceuticals, Inc., or the Company, approved the 2016 annual base salaries of the Company’s named executive officers, including Scott Tarriff, David Riggs, and Steven Krill.  The following table sets forth the 2015 annual base salary and the 2016 annual base salary for each of these individuals:

Name	Title	2015 Annual Base Salary	2016 Annual Base Salary
Scott Tarriff	President and Chief Executive Officer	$500,000	$725,000
David E. Riggs	Chief Financial Officer	$310,000	$435,000
Steven L. Krill, PhD	Executive Vice President/Chief Scientific Officer	$325,000	$400,000

Amendment to Bonus Plan

On January 3, 2016, the board of directors of the Company approved an amendment to the bonus plan for fiscal years 2015 and 2016 as previously described in the Company’s Current Report on Form 8-K filed on March 13, 2015, or the Bonus Plan, to increase various bonus payments and target bonus amounts, due to the achievement of corporate objectives and personal goals.  For fiscal year 2015, under the Bonus Plan, the Company’s Chief Executive Officer was paid 150% of his 50% target bonus amount, and all other named executive officers were paid 150% of their 30% target bonus amounts.  In addition, for fiscal year 2016, the target bonus amounts under the Bonus Plan were increased from 50% to 80% for the Company’s Chief Executive Officer and from 30% to 50% for all other named executive officers.  Further, the board of directors of the Company set a maximum payout percentage of 200% of the target bonus amounts under the Bonus Plan for 2016.

All other terms of the Bonus Plan remain as described in the Company’s March 13, 2015 Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eagle Pharmaceuticals, Inc.

Dated: January 7, 2016	By:	/s/ Scott Tarriff
Scott Tarriff
President and Chief Executive Officer